As filed with the Securities and Exchange Commission on May 1, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Cimpress plc
(Exact Name of Registrant as Specified in Its Charter)

Ireland	98-0417483
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
First Floor Building 3, Finnabair Business and Technology Park Dundalk, Co. Louth Ireland	A91 XR61
(Address of Principal Executive Offices)	(Zip Code)

2020 Equity Incentive Plan
(Full Title of the Plan)
Matthew F. Walsh
Senior Vice President, General Counsel and Secretary
Cimpress USA Incorporated
275 Wyman Street
Waltham, MA 02451
(Name and Address of Agent For Service)
+1 (781) 652-6300
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.
        Large accelerated filer     ☑             Accelerated filer              ☐
        Non-accelerated filer      ☐             Smaller reporting company      ☐
                                Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 is filed pursuant to General Instruction E of Form S-8 for the purposes of registering the offer and sale of an additional 2,000,000 ordinary shares, nominal value per share of €0.01, of the registrant to be issued pursuant to the registrant’s 2020 Equity Incentive Plan (the "Plan").

This Registration Statement on Form S-8 incorporates by reference (a) the contents of the registrant's Registration Statement on Form S-8 (File No. 333-251176) filed with the Securities and Exchange Commission on December 7, 2020 relating to the Plan, except for Item 8. Exhibits, and (b) the contents of the registrant's Registration Statement on Form S-8 (File No. 333-268689) filed with the Securities and Exchange Commission on December 6, 2022 relating to the Plan, except for Item 8. Exhibits. The securities registered by this Registration Statement are of the same class as the other securities for which the previous Registration Statements were filed.

Item 8.    Exhibits.

Number	Description
4.1	Constitution of Cimpress plc is incorporated by reference to Annex B to Cimpress’ definitive proxy statement on Schedule 14A filed with the SEC on September 27, 2019
5.1	Opinion of Matheson
23.1	Consent of Matheson (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24	Power of attorney (included on the signature pages of this registration statement)
99.1	2020 Equity Incentive Plan, as amended, is incorporated by reference to Cimpress' Current Report on Form 8-K filed with the SEC on November 25, 2024
107	Calculation of Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, USA on May 1, 2025.

Cimpress plc

By:    /s/Robert S. Keane
Robert S. Keane
Chairman, Chief Executive Officer and Director
POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Cimpress plc, hereby severally constitute and appoint Sean E. Quinn, Matthew F. Walsh, and Robert A. Johnson Jr., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Cimpress plc to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Robert S. Keane Robert S. Keane	Chairman, Chief Executive Officer and Director (Principal executive officer)	May 1, 2025
/s/Sean E. Quinn Sean E. Quinn	Executive Vice President and Chief Financial Officer (Principal financial and accounting officer)	May 1, 2025
/s/Sophie A Gasperment Sophie A. Gasperment	Director	May 1, 2025
/s/Dessislava Temperley Dessislava Temperley	Director	May 1, 2025
/s/Scott J. Vassalluzzo Scott J. Vassalluzzo	Director	May 1, 2025